Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 9,  2018, relating to the consolidated financial statements and financial statement schedule of PC Connection, Inc., and the effectiveness of PC Connection, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of PC Connection, Inc. for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 15, 2018